i3 VERTICALS REPORTS FOURTH QUARTER AND FULL FISCAL YEAR 2025 FINANCIAL RESULTS

NASHVILLE, Tenn. (November 17, 2025) – i3 Verticals, Inc. (Nasdaq: IIIV) (“i3 Verticals” or the “Company”) today reported its financial results for the fiscal fourth quarter and year ended September 30, 2025.
Highlights from continuing operations1 for the fiscal fourth quarter and full fiscal year of 2025 vs. 2024
•Fourth quarter revenue from continuing operations was $54.9 million, an increase of 7.0% over the prior year's fourth quarter; full year revenue from continuing operations was $213.2 million, an increase of 11.5% over the prior year.
•Fourth quarter net income from continuing operations was $1.5 million, compared to a net income from continuing operations of $6.3 million in the prior year's fourth quarter. Net income from continuing operations for the year ended September 30, 2025, was $5.6 million, compared to a net loss from continuing operations of $16.0 million for the year ended September 30, 2024.
•Fourth quarter net income from continuing operations attributable to i3 Verticals, Inc. was $1.2 million, compared to net income from continuing operations attributable to i3 Verticals, Inc. of $6.5 million in the prior year's quarter; full year net income from continuing operations attributable to i3 Verticals, Inc. was $3.6 million, compared to a net loss from continuing operations attributable to i3 Verticals, Inc. of $10.9 million for the year ended September 30, 2024.
•Fourth quarter adjusted EBITDA from continuing operations2 was $14.4 million, a decrease of 1.5% over the prior year's fourth quarter. Adjusted EBITDA from continuing operations2 for the year ended September 30, 2025, was $57.5 million, an increase of 14.0% over the prior year.
•Adjusted EBITDA from continuing operations2 as a percentage of revenue was 26.2% for the three months ended September 30, 2025, compared to 28.5% for the three months ended September 30, 2024, respectively. Adjusted EBITDA from continuing operations2 as a percentage of revenue was 27.0% for the year ended September 30, 2025, compared to 26.4% for the year ended September 30, 2024.
•Fourth quarter diluted net income per share attributable to Class A common stock from continuing operations was $0.04, compared to a diluted net income per share of $0.19 in the prior year's fourth quarter; full year diluted net income per share attributable to Class A common stock from continuing operations was $0.14, compared to a diluted net loss per share of $0.46 in the prior year.
•For the fourth quarter and year ended September 30, 2025, adjusted diluted earnings per share from continuing operations2, which gives effect to the Company's 25% estimated long-term tax rate, was $0.27 and $1.05, respectively, compared to $0.12 and $0.30 for the fourth quarter and year ended September 30, 2024, respectively.
•Annualized Recurring Revenue ("ARR")3 from continuing operations for the fourth quarter of 2025 and 2024 was $165.3 million and $151.4 million, respectively, representing a period-to-period growth rate of 9.2%.
See footnotes on the following page.
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1.As a result of the sale of the Company’s merchant services business (the "Merchant Services Business"), which was completed on September 20, 2024, and the sale of the Company's Healthcare revenue cycle management business ("Healthcare RCM Business"), which was completed on May 5, 2025, the historical results of the Merchant Services Business and the Healthcare RCM Business have been reflected in discontinued operations in the consolidated statement of operations included in this earnings release, and continuing operations reflect the Company's remaining operations after giving effect to such classifications. Prior period results have been recast to reflect this presentation.
2.Represents a non-GAAP financial measure. For additional information regarding non-GAAP financial measures (including reconciliation information), see the attached schedules to this release.
3.Diluted net income (loss) per share attributable to Class A common stock from continuing operations and adjusted diluted earnings per share from continuing operations both exclude discontinued operations of the Merchant Services Business and the Healthcare RCM Business but include the consolidated cash interest expense.
4.Corporate income tax expense is based on non-GAAP adjusted income before taxes from continuing operations and is calculated using a tax rate of 25.0% for the years ended September 30, 2025 and 2024, based on the estimated long-term effective tax rate, considering blended federal and state tax rates.
5.ARR is the annualized revenue derived from recurring sources where the Company has an ongoing contract with its customers. The Company believes revenue from recurring sources is a strategic priority. ARR is comprised of software-as-a-service (“SaaS”) arrangements, transaction-based software-revenue, software maintenance, recurring software-based services, payments revenue and other recurring revenue sources within the quarter. The sum of these revenue categories is multiplied by four to calculate ARR. ARR excludes revenue that is not recurring or is one-time in nature. The Company's management believes this metric provides useful information to investors by providing visibility regarding the ongoing revenue potential of the Company's business model and providing a clearer picture of its sustainable revenue base. Further, the Company's management uses ARR as a metric because it helps to assess the health and trajectory of its business. The Company's management believes that focusing on ARR can orient the Company's sales and operations management towards long-term, reliable revenue growth. This focus on recurring revenue is particularly relevant for businesses operating under a subscription model, where customer retention and contract renewals play a significant role in long-term financial performance. ARR does not have a standardized definition and is therefore unlikely to be comparable to similarly titled measures presented by other companies. It should be reviewed independently of revenue and it is not a forecast. Additionally, ARR does not take into account seasonality. The active contracts at the end of a reporting period used in calculating ARR may or may not be extended or renewed by the Company's customers.

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IIIV Reports Fourth Quarter and Full Fiscal Year 2025 Financial Results

November 17, 2025
Greg Daily, Chairman and Chief Executive Officer of i3 Verticals, commented, "We are pleased to report our earnings for the fourth quarter of fiscal 2025. For the quarter, we achieved 7% revenue growth and over 11% for the fiscal year overall. SaaS revenue grew 23% compared to the prior year.

"We continue to accelerate investments in new solutions for courts and utilities. We recently announced a new contract with the Supreme Court of Appeals of West Virginia to implement our new case management software statewide. Although our work continues, we are excited to share this early validation of the opportunity we see in the market.

"With over $65 million in cash on hand, we will always be thoughtful about ways to enhance our offerings for state and local governments. The future of our business is bright and we can’t wait to grow in 2026 and beyond.”

2026 Outlook
The Company's practice is to provide annual guidance, excluding the impact of future acquisitions and transaction-related costs.

The Company is providing the following outlook for the fiscal year ending September 30, 2026:

(in thousands, except share and per share amounts)	Outlook Range
	Fiscal year ending September 30, 2026
Revenue	$217,000	-	$232,000
Adjusted EBITDA (non-GAAP)	$58,500	-	$65,000
Depreciation and internally developed software amortization	$10,500	-	$12,500
Adjusted diluted earnings per share(1)(non-GAAP)	$1.06	-	$1.16
_______________________
1.Assumes an effective tax rate of 25.0% (non-GAAP), based on the estimated long-term effective tax rate, considering blended federal and state tax rates.
With respect to the “2026 Outlook” above, reconciliations of adjusted EBITDA from continuing operations and adjusted diluted earnings per share from continuing operations guidance to the closest corresponding GAAP measure on a forward-looking basis are not available without unreasonable efforts. This inability results from the inherent difficulty in forecasting generally and quantifying certain projected amounts that are necessary for such reconciliations. In particular, sufficient information is not available to calculate certain adjustments required for such reconciliations, including changes in the fair value of contingent consideration, income tax expense of i3 Verticals, Inc. and equity-based compensation expense. The Company expects these adjustments may have a potentially significant impact on future GAAP financial results.

Conference Call
The Company will host a conference call on Tuesday, November 18, 2025, at 8:30 a.m. ET, to discuss financial results and operations. To listen to the call live via telephone, participants should dial (844) 887-9399 approximately 10 minutes prior to the start of the call. A telephonic replay will be available from 11:30 a.m. ET on November 18, 2025, through November 25, 2025, by dialing (855) 669-9658 and entering Confirmation Code 8288708.

To listen to the call live via webcast, participants should visit the “Investors” section of the Company’s website, www.i3verticals.com, and go to the “Events” page approximately 10 minutes prior to the start of the call. The online replay will be available on this page of the Company’s website beginning shortly after the conclusion of the call and will remain available for 30 days.

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IIIV Reports Fourth Quarter and Full Fiscal Year 2025 Financial Results

November 17, 2025
Non-GAAP Measures
This press release contains information prepared in conformity with GAAP as well as non-GAAP information. It is management’s intent to provide non-GAAP financial information to enhance understanding of the Company's consolidated financial information as prepared in accordance with GAAP. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure and the most directly comparable GAAP financial measure are presented for historical periods so as not to imply that more emphasis should be placed on the non-GAAP measure. The non-GAAP financial information presented may be determined or calculated differently by other companies.
Additional information about non-GAAP financial measures, and a reconciliation of those measures to the most directly comparable GAAP measures, is included in the financial schedules of this release.
About i3 Verticals
The Company provides mission-critical enterprise software solutions to public sector entities. These comprehensive cloud-native solutions address a broad range of government functions, including courts and public safety, public administration, utilities, transportation and schools. The Company’s mission is to enable state and local governments and related agencies to perform their functions and serve their constituents as effectively and efficiently as possible. With thousands of software installations across all 50 states and Canada, i3 Verticals is a leader in the public sector vertical. More information about the Company can be found at www.i3verticals.com.
Forward-Looking Statements
This release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this release are forward-looking statements, including any statements regarding the Company's fiscal 2026 financial outlook and statements of a general economic or industry specific nature. Forward-looking statements give the Company's current expectations and projections relating to its financial condition, results of operations, guidance, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “could have,” “exceed,” “significantly,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.
The forward-looking statements contained in this release are based on assumptions that we have made in light of the Company's industry experience and its perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you review and consider information presented herein, you should understand that these statements are not guarantees of future performance or results. They depend upon future events and are subject to risks, uncertainties (many of which are beyond the Company's control) and assumptions. Factors that could cause actual results to differ from those expressed or implied by our forward-looking statements include, among other things: ongoing and future economic and geopolitical conditions, including the impact of inflation, elevated interest rates and tariff and trade-related developments, competition in our industry and our ability to compete effectively, regulatory developments, the successful integration of acquired businesses, our ability to execute on our strategy and achieve our goals following the completion of the sale of our Merchant Services Business and Healthcare RCM Business, and future decisions made by us and our competitors. All of these factors are difficult or impossible to predict accurately and many of them are beyond our control. For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item 1A - Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we have updated in Part II, Item 1A - Risk Factors in Quarterly Reports on Form 10-Q we have filed thereafter, and the risks and uncertainties identified in other filings filed with the Securities and Exchange Commission from time to time.
Any forward-looking statement made by us in this release speaks only as of the date of this release and we undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

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IIIV Reports Fourth Quarter and Full Fiscal Year 2025 Financial Results

November 17, 2025

Contact:
Clay Whitson
Chief Strategy Officer
(888) 251-0987
investorrelations@i3verticals.com
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IIIV Reports Fourth Quarter and Full Fiscal Year 2025 Financial Results

November 17, 2025
i3 Verticals, Inc. Consolidated Statements of Operations
($ in thousands, except share and per share amounts)
(Unaudited)

	Three months ended September 30,			Year ended September 30,
	2025	2024	% Change	2025	2024	% Change

Revenue	$54,901	$51,323	7%	$213,158	$191,232	11%

Operating expenses
Other costs of services (excluding depreciation and amortization)(1)	17,698	16,094	10%	66,587	60,517	10%
Selling, general and administrative(1)	28,881	25,208	15%	114,660	100,785	14%
Depreciation and amortization	7,052	6,759	4%	27,900	25,553	9%
Change in fair value of contingent consideration	(206)	(149)	38%	234	22	964%
Total operating expenses	53,425	47,912	12%	209,381	186,877	12%

Income from operations	1,476	3,411	(57)%	3,777	4,355	(13)%

Other (income) expenses
Interest expense	367	6,956	(95)%	2,299	29,263	(92)%
Other income	(2,386)	(1,245)	92%	(9,406)	(3,395)	177%
Total other (income) expenses	(2,019)	5,711	n/m	(7,107)	25,868	n/m

Income (loss) before income taxes	3,495	(2,300)	n/m	10,884	(21,513)	n/m

Provision for (benefit from) income taxes	1,994	(8,620)	n/m	5,266	(5,468)	n/m

Net income (loss) from continuing operations	1,501	6,320		5,618	(16,045)
Net income from discontinued operations, net of income taxes	2,700	172,224		20,885	191,175
Net income	4,201	178,544	(98)%	26,503	175,130	(85)%

Net income (loss) from continuing operations attributable to non-controlling interest	338	(142)		1,991	(5,191)
Net income from discontinued operations attributable to non-controlling interest	774	60,776		6,639	66,980
Net income attributable to non-controlling interest	1,112	60,634	(98)%	8,630	61,789	(86)%

Net income (loss) from continuing operations attributable to i3 Verticals, Inc.	1,163	6,462		3,627	(10,854)
Net income from discontinued operations attributable to i3 Verticals, Inc.	1,926	111,448		14,246	124,195
Net income attributable to i3 Verticals	$3,089	$117,910	(97)%	$17,873	$113,341	(84)%

Net income (loss) per share attributable to Class A common stockholders from continuing operations:
Basic	$0.05	$0.27		$0.15	$(0.46)
Diluted	$0.04	$0.19		$0.14	$(0.46)
Net income per share attributable to Class A common stockholders from discontinued operations:
Basic	$0.08	$4.71		$0.60	$5.30
Diluted	$0.07	$4.61		$0.56	$5.30
Weighted average shares of Class A common stock outstanding:
Basic, for continuing operations	23,915,802	23,657,149		23,911,250	23,419,421
Diluted, for continuing operations	34,215,380	34,169,684		25,070,838	23,419,421
Basic, for discontinued operations	23,915,802	23,657,149		23,911,250	23,419,421
Diluted, for discontinued operations	34,215,380	34,169,684		34,185,684	23,419,421
n/m = not meaningful
See footnotes on the next page.
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IIIV Reports Fourth Quarter and Full Fiscal Year 2025 Financial Results

November 17, 2025
1.Following the disposal of the Company's Merchant Services Business in the fourth quarter of fiscal year 2024, the Company’s core business has been providing software solutions. Given the change in the Company's business model following the sale of the Company's Merchant Services Business, the Company has reclassified certain expenses to better align with the primary industry in which it operates. During the first quarter of fiscal year 2025, the Company revised its presentation of certain expenses in the Condensed Consolidated Statements of Operations from selling, general and administrative expenses to other costs of services. The Company reclassified personnel costs related to installation of the Company's software, conversion of client data, training client personnel, customer support activities and various other services provided directly to customers from selling, general and administrative to other costs of services. The Company also reclassified certain hosting and related software costs for directly supporting the Company's customers from selling, general and administrative to other costs of services. Prior period results have been reclassified to conform to the current presentation.
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IIIV Reports Fourth Quarter and Full Fiscal Year 2025 Financial Results

November 17, 2025
i3 Verticals, Inc. Consolidated Balance Sheets
($ in thousands, except share and per share amounts)
(Unaudited)

	September 30,	September 30,
	2025	2024
Assets
Current assets
Cash and cash equivalents	$66,672	$86,525
Accounts receivable, net	58,467	50,779
Settlement assets	411	632
Prepaid expenses and other current assets	12,075	9,973
Current assets held for sale	—	5,484
Total current assets	137,625	153,393
Property and equipment, net	7,181	8,288
Restricted cash	250	2,424
Capitalized software, net	48,314	53,983
Goodwill	248,469	242,988
Intangible assets, net	135,797	140,748
Deferred tax asset	49,058	48,445
Operating lease right-of-use assets	4,577	6,331
Other assets	7,140	6,666
Long-term assets held for sale	—	67,409
Total assets	$638,411	$730,675
Liabilities and equity
Liabilities
Current liabilities
Accounts payable	$6,248	$4,886
Current portion of long-term debt	—	26,223
Accrued expenses and other current liabilities	24,525	88,252
Settlement obligations	411	632
Deferred revenue	37,678	38,361
Current portion of operating lease liabilities	1,827	2,305
Current liabilities held for sale	—	4,072
Total current liabilities	70,689	164,731
Long-term tax receivable agreement obligations	32,191	29,347
Operating lease liabilities, less current portion	2,964	4,890
Other long-term liabilities	14,844	14,921
Long-term liabilities held for sale	—	1,427
Total liabilities	120,688	215,316
Commitments and contingencies
Stockholders' equity
Preferred stock, par value $0.0001 per share, 10,000,000 shares authorized; 0 shares issued and outstanding as of September 30, 2025 and 2024	—	—
Class A common stock, par value $0.0001 per share, 150,000,000 shares authorized; 23,983,125 and 23,882,035 shares issued and outstanding as of September 30, 2025 and 2024, respectively	2	2
Class B common stock, par value $0.0001 per share, 40,000,000 shares authorized; 8,381,681 and 10,032,676 shares issued and outstanding as of September 30, 2025 and 2024, respectively	1	1
Additional paid-in-capital	271,310	279,335
Accumulated earnings	118,270	100,397
Total stockholders' equity	389,583	379,735
Non-controlling interest	128,140	135,624
Total equity	517,723	515,359
Total liabilities and equity	$638,411	$730,675

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IIIV Reports Fourth Quarter and Full Fiscal Year 2025 Financial Results

November 17, 2025
i3 Verticals, Inc. Consolidated Cash Flow Data
($ in thousands)
(Unaudited)

	Year ended September 30,
	2025	2024

Net cash provided by operating activities(1)	$5,694	$48,409
Net cash provided by investing activities	$76,456	$396,150
Net cash used in financing activities	$(104,414)	$(367,362)
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1.Cash provided by operating activities during the year ended September 30, 2025, included $34,867 in cash paid for income taxes, primarily driven by the sale of the Merchant Services Business in the fourth quarter of fiscal year 2024.

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IIIV Reports Fourth Quarter and Full Fiscal Year 2025 Financial Results

November 17, 2025
Reconciliation of GAAP to Non-GAAP Financial Measures
The Company discloses the following non-GAAP financial measures in this earnings release:
•Adjusted Income Before Taxes from Continuing Operations. Adjusted income before taxes from continuing operations equals net income (loss) from continuing operations attributable to i3 Verticals Inc., adjusted to add back net income (loss) from continuing operations attributable to non-controlling interest and to exclude certain items on a pre-tax basis which the Company believes may not fully reflect our underlying operating performance. The Company believes that this non-GAAP measure provides useful information to investors in understanding and evaluating the Company’s results of continuing operations and ongoing operational performance on a pre-tax basis.
•Adjusted Net Income from Continuing Operations and Adjusted Diluted Earnings per Share from Continuing Operations. Adjusted net income from continuing operations equals adjusted income before taxes from continuing operations as described above, adjusted to give effect to an effective tax rate of 25%, which reflects our estimated long-term effective tax rate, considering blended federal and state tax rates. Adjusted diluted earnings per share from continuing operations equals adjusted net income from continuing operations divided by our adjusted weighted average shares of adjusted diluted Class A common stock outstanding. The Company believes that these non-GAAP measures provide useful information to investors in understanding and evaluating the Company’s results of continuing operations and ongoing operational performance on a post-tax basis after giving effect to this assumed tax rate. Adjusted Diluted Earnings per Share from Continuing Operations has also been utilized as a metric in connection with performance-based equity awards previously granted by the Company to executives.
•Adjusted EBITDA from Continuing Operations and Adjusted EBITDA Margin from Continuing Operations. Adjusted EBITDA from continuing operations equals net income (loss) from continuing operations attributable to i3 Verticals Inc., before interest, income taxes, depreciation and amortization, adjusted to add back net income (loss) from continuing operations attributable to non-controlling interest, and to exclude certain items which the Company believes do not fully reflect our underlying operating performance. Adjusted EBITDA margin represents adjusted EBITDA as a percentage of revenue. The Company believes that these non-GAAP measures provide useful information to investors in understanding and evaluating the Company’s results of continuing operations and ongoing operational performance. In addition, Adjusted EBITDA and Adjusted EBITDA margin have been metrics utilized in connection with the Company’s short-term annual cash incentive program for executive management.
The Company believes that the disclosure of these non-GAAP financial measures provides investors with useful information in connection with assessing the Company's financial results as described above. In addition, these non-GAAP financial measures are utilized by management to assess the Company's financial results, evaluate the Company's business, manage budgets, allocate resources, and make operational decisions. The Company believes that disclosure of these non-GAAP financial measures provides investors with additional information to help them better understand our financial results just as management utilizes these non-GAAP financial measures as described above. Although these non-GAAP financial measures assist in measuring the Company's financial results and assessing its financial performance, they are not necessarily comparable to similarly titled measures of other companies due to potential inconsistencies in the method of calculation.
See below for reconciliations of the non-GAAP financial measures presented in this release.

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IIIV Reports Fourth Quarter and Full Fiscal Year 2025 Financial Results

November 17, 2025
i3 Verticals, Inc. Reconciliation of GAAP Net Income from Continuing Operations to Non-GAAP Adjusted Net Income from Continuing Operations and Non-GAAP Adjusted EBITDA from Continuing Operations
(Unaudited)
($ in thousands)

	Three Months Ended September 30,		Year Ended September 30,
	2025	2024	2025	2024
Net income (loss) from continuing operations attributable to i3 Verticals, Inc.	$1,163	$6,462	$3,627	$(10,854)
Net income (loss) from continuing operations attributable to non-controlling interests	338	(142)	1,991	(5,191)
Net income (loss) from continuing operations	1,501	6,320	5,618	(16,045)
Non-GAAP Adjustments:
Provision for (benefit from) income taxes	1,994	(8,620)	5,266	(5,468)
Non-cash change in fair value of contingent consideration(1)	(206)	(149)	234	22
Equity-based compensation from continuing operations(2)	3,202	2,718	15,232	15,396
M&A-related activity(3)	(145)	269	1,151	3,158
Acquisition intangible amortization(4)	4,473	4,167	17,370	16,570
Non-cash interest expense(5)	215	278	1,256	1,175
Other taxes(6)	1,573	1,605	2,602	1,980
Other income related to adjustments of liabilities under tax receivable agreement(7)	(471)	(1,245)	(471)	(1,245)
Net gain on exchangeable note repurchases and related transactions(8)	—	—	—	(2,257)
(Gain) loss on disposal of property and equipment(9)	—	—	(585)	107
Non-GAAP adjusted income before taxes from continuing operations(10)	12,136	5,343	47,673	13,393
Estimated taxes at 25%(11)	(3,033)	(1,336)	(11,918)	(3,349)
Adjusted net income from continuing operations(10)	$9,103	$4,007	$35,755	$10,044
Cash interest (income) expense, net(12)	(316)	6,678	(668)	28,088
Estimated taxes at 25%(11)	3,033	1,336	11,918	3,349
Depreciation and internally developed software amortization(13)	2,579	2,592	10,530	8,983
Adjusted EBITDA from continuing operations(10)	$14,399	$14,613	$57,535	$50,464
See footnotes on the following page.
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IIIV Reports Fourth Quarter and Full Fiscal Year 2025 Financial Results

November 17, 2025
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1.Non-cash change in fair value of contingent consideration reflects the changes in management’s estimates of future cash consideration to be paid in connection with prior acquisitions from the amount estimated as of the later of the most recent balance sheet date forming the beginning of the income statement period or the original estimates made at the closing of the applicable acquisition.
2.Equity-based compensation expense related to stock options and restricted stock units issued under the Company's 2018 Equity Incentive Plan and 2020 Acquisition Equity Incentive Plan.
3.M&A-related activity is the net impact of professional service and related costs directly related to any merger, acquisition and disposition activity of the Company ("M&A-related expenses"), which are recorded in selling, general and administrative in the consolidated statements of operations, and revenue earned through post-sale non-recurring activities with divestitures ("M&A-related income"), which are recorded in other income in the consolidated statements of operations. i3 Verticals believes these activities are not reflective of the underlying operational performance of the Company. M&A-related income for the three months and year ended September 30, 2025, was $1,448 and $6,641, respectively. M&A-related expenses for the three months and year ended September 30, 2025, was $1,303 and $7,792, respectively. There was no M&A-related income during fiscal year 2024.
4.Acquisition intangible amortization reflects amortization of intangible assets and software acquired through acquisitions of business or other purchases of intangible assets.
5.Non-cash interest expense reflects amortization of debt issuance costs and any write-offs of debt issuance costs.
6.Other taxes consist of franchise taxes, reserves for ongoing tax audit matters, the employer portion of payroll taxes related to stock option exercises and other non-income-based taxes. Taxes related to salaries are not included.
7.Under our Tax Receivable Agreement we have a liability equal to 85% of certain deferred tax assets resulting from an increase in the tax basis of our investment in i3 Verticals, LLC. Other expenses related to adjustments of liabilities under our Tax Receivable Agreement relate to the remeasurement of the underlying deferred tax asset for changes in estimated income tax rates.
8.Net gain on exchangeable note repurchases and related transactions reflects the gain on repurchases of exchangeable notes and warrant unwinds, net of the loss on sale of bond hedge unwinds, which occurred during the year ended September 30, 2024.
9.(Gain) loss on disposal of property and equipment is related to the sale of buildings and automobiles purchased through acquisitions.
10.Represents a non-GAAP financial measure.
11.Corporate income tax expense is based on non-GAAP adjusted income before taxes from continuing operations and is calculated using a tax rate of 25.0% for the years ended September 30, 2025 and 2024, based on the estimated long-term effective tax rate, considering blended federal and state tax rates.
12.Cash interest (income) expense, net, represents all interest expense net of interest income recorded on the Company's statement of operations other than non-cash interest expense, which represents amortization of debt issuance costs and any write-offs of debt issuance costs.
13.Depreciation and internally developed software amortization reflects depreciation on the Company's property, plant and equipment, net, and amortization expense on its internally developed capitalized software.

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IIIV Reports Fourth Quarter and Full Fiscal Year 2025 Financial Results

November 17, 2025
i3 Verticals, Inc. GAAP Diluted EPS from Continuing Operations and
Non-GAAP Adjusted Diluted EPS from Continuing Operations
(Unaudited)
($ in thousands, except share and per share amounts)

	Three months ended September 30,		Year ended September 30,
	2025	2024	2025	2024
Diluted net income (loss) attributable to Class A common stock per share from continuing operations(1)	$0.04	$0.19	$0.14	$(0.46)
Adjusted diluted earnings per share from continuing operations(1)(2)	$0.27	$0.12	$1.05	$0.30
Adjusted net income from continuing operations(3)	$9,103	$4,007	$35,755	$10,044
Adjusted weighted average shares of adjusted diluted Class A common stock outstanding(4)	34,215,380	34,169,684	34,185,684	33,879,163
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1.Diluted net income (loss) per share attributable to Class A common stockholders from continuing operations and adjusted diluted earnings per share from continuing operations both exclude the discontinued operations of the Merchant Services Business and the Healthcare RCM Business but include the consolidated cash interest expense.
2.Adjusted diluted earnings per share from continuing operations, a non-GAAP financial measure, is calculated using adjusted net income from continuing operations and the adjusted weighted average shares of adjusted diluted Class A common stock outstanding. Further, adjusted diluted earnings per share from continuing operations assumes that all Common Units in i3 Verticals, LLC and the associated non-voting Class B common stock were exchanged for Class A common stock at the beginning of the period on a one-for-one basis.
3.Adjusted net income from continuing operations, a non-GAAP financial measure, assumes that all net income from continuing operations during the period is available to the holders of the Company's Class A common stock.
4.Adjusted weighted average shares of adjusted diluted Class A common stock outstanding include 8,388,470 and 9,114,846 weighted average outstanding shares of Class A common stock issuable upon the exchange of Common Units in i3 Verticals, LLC and 1,911,108 and 1,159,588 shares resulting from estimated stock option exercises and restricted stock units vesting as calculated by the treasury stock method for the three months and year ended September 30, 2025, respectively. Adjusted weighted average shares of adjusted diluted Class A common stock outstanding include 10,032,676 and 10,067,399 outstanding shares of Class A common stock issuable upon the exchange of Common Units in i3 Verticals, LLC and 479,859 and 392,343 shares resulting from estimated stock option exercises and restricted stock units vesting as calculated by the treasury stock method for the three months and year ended September 30, 2024, respectively.

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